Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 77 to Registration Statement No. 033-17704 on Form N–1A of our reports dated February 13, 2020 relating to the financial statements and financial highlights of VIP Freedom 2005 Portfolio, VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio, VIP Freedom 2030 Portfolio, VIP Freedom 2035 Portfolio, VIP Freedom 2040 Portfolio, VIP Freedom 2045 Portfolio, VIP Freedom 2050 Portfolio, Freedom 2055 Portfolio, Freedom 2060 Portfolio, Freedom 2065 Portfolio, VIP Freedom Income Portfolio, and VIP Investment Grade Bond Portfolio and of our reports dated February 14, 2020 relating to the financial statements and financial highlights of VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio, VIP Freedom Lifetime Income III Portfolio, VIP Asset Manager: Growth Portfolio, VIP Asset Manager Portfolio, and VIP Bond Index Portfolio, each a fund of Variable Insurance Products Fund V, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund V for the year ended December 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 13, 2020